UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2011

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Ecosphere Technologies, Inc. (the “Company”) and its majority owned subsidiary Ecosphere Energy Services, LLC (“EES”) have signed a non-binding term sheet for an exclusive technology licensing agreement with a company that will deploy the Company’s patented Ozonix technology in the U.S. oil and gas exploration and production industries. The term sheet calls for the Company initially to build 16 of its new EF60 mobile high volume water treatment units over the next 24 months for the licensee to deploy exclusively in onshore oil and gas shale plays across the United States. EES will receive approximately $2,750,000 for each EF60 unit that the Company manufactures as well as ongoing licensing and royalty payments. EES will pay the Company its costs and a manufacturing fee; in addition, the Company will receive profit distributions from EES which will be derived from the licensing and royalty payments. The term sheet calls for two EF60’s to be delivered by Ecosphere to the licensee each quarter for the next eight quarters starting May 15, 2011. The term sheet is subject to execution of a definitive agreement that the parties are currently moving forward to complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Charles Vinick
Charles Vinick Executive Chairman

Date:  January 11, 2011